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                                                                     EXHIBIT 5.1


                        [HAHN LOESER & PARKS LLP LOGO]


                      Attorneys at Law            Telephone: 216/621-0150
                      3300 BP America Building    Facsimile: 216/241-2824
                      200 Public Square
                      Cleveland, OH 44114-2301    Cleveland - Columbus

                                January 26, 1998

TransTechnology Corporation
150 Allen Road
Liberty Corner, New Jersey 07938

Gentlemen:

          You have requested our opinion with respect to 230,000 shares of common stock, $.01 par value per share (the "Shares"), of TransTechnology Corporation, a Delaware corporation (the "Company"), which Shares are to be issued to certain officers, key employees and directors of the Company pursuant to the terms of the Company's Amended and Restated 1992 Long Term Incentive
Plan (the "Plan"). The Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          In connection with the foregoing, we have examined (a) the Amended and Restated Certificate of Incorporation and the Amended Bylaws of the Company and Agreement filed as an exhibit to the Registration Statement with (b) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

          Based upon such examination, we are of the opinion that:

          1. The Company is a corporation organized and validly existing under the laws of the State of Delaware.

          2. The Shares to be sold by the Company have been duly authorized and, when issued and sold pursuant to the Plan, and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                              Very truly yours,


                              /s/ Hahn Loeser & Parks LLP

                              HAHN LOESER & PARKS LLP


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